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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Helmerich & Payne, Inc. and Helmerich & Payne International Drilling Co. for the exchange offer pertaining to $500,000,000 aggregate principal amount of 4.65% Senior Notes due 2025 and to the incorporation by reference therein of our report dated November 26, 2014 (except Note 1 as it relates to the adoption of Accounting Standards Update ("ASU") No. 2015-03, Imputation of Interest; Simplifying the Presentation of Debt Issuance Costs and Note 16, as to which the date is June 25, 2015), with respect to the consolidated financial statements of Helmerich & Payne, Inc. included in its Current Report on Form 8-K dated June 25, 2015, and our report dated November 26, 2014, with respect to the effectiveness of internal control over financial reporting of Helmerich & Payne, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2014, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
June 25, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm